Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-215860, 333-213877, 333-188428, 333-115992, 333-113804, 333-11731, and 333-11729) and the Registration Statement on Form S-3 (No. 333-216391), of The Manitowoc Company, Inc. of our report dated February 23, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

February 23, 2018